Exhibit 99.1
SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

ARNAT ABZHANOV, derivatively on behalf of SCHRODINGER, INC.,

                      Plaintiff,

          v.
MICHAEL LYNTON, JEFFREY CHODAKEWITZ, RICHARD A. FRIESNER, GARY GINSBERG, ROSANA KAPELLER-LIBERMANN, ARUN OBEROI, GARY SENDER, NANCY THORNBERRY, and RAMY FARID,
                      Defendants,

       and

SCHRODINGER, INC.,

                      Nominal Defendant.
Index No.: 655000/2024

NOTICE OF PENDENCY OF SETTLEMENT OF DERIVATIVE ACTION

TO: ALL CURRENT STOCKHOLDERS OF SCHRODINGER, INC. (TRADING SYMBOL: SDGR)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT, OR PURSUING THE CLAIMS DEFINED HEREIN.

IF YOU HOLD SCHRODINGER, INC. COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

IF YOU DO NOT OBJECT TO THE PROPOSED SETTLEMENT, OR THE AGREED-TO ATTORNEYS’ FEE AND EXPENSE AMOUNT DESCRIBED IN THIS NOTICE, YOU ARE NOT OBLIGATED TO TAKE ANY ACTION.

I.WHY ARE YOU RECEIVING THIS NOTICE?

The purpose of this Notice is to tell you about (i) the above-captioned lawsuit (the “Action”) in the Supreme Court for the State of New York, New York County (the “Court”) brought on behalf of Schrödinger, Inc. (“Schrödinger” or the “Company”) by Plaintiff Arnat Abzhanov derivatively; (ii) a proposal to settle the Action as provided in a Stipulation of Compromise and Settlement (the “Stipulation”) that sets forth the terms and conditions of the proposed settlement of this Action (“Settlement”); and (iii) your right, among other things, to attend and participate in a hearing to be held on June 18, 2025, 2025 at 2:30 p.m., in the Supreme Court for the State of New York, New York County Courthouse, 60 Centre St., New York, New York 10007 (the “Settlement Hearing”).1

1 All capitalized terms not otherwise defined have the meaning ascribed to them in the Stipulation.

This Notice describes the rights you may have under the Stipulation and what steps you may, but are not required to, take concerning the proposed Settlement. If the Court approves the Stipulation, the Parties will ask the Court to approve an Order and Final Judgment that would end the Action.

II.BACKGROUND: WHAT IS THE ACTION ABOUT?

THE FOLLOWING DESCRIPTION DOES NOT CONSTITUTE FINDINGS OF ANY COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF ANY COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

Plaintiff Arnat Abzhanov (“Plaintiff”) is a Schrödinger stockholder. Nominal defendant Schrödinger is a Delaware corporation with its principal place of business in New York, New York. Schrödinger is a software and biotechnology company, incorporated in Delaware and headquartered in New York, that develops a physics-based computational platform which enables the discovery of novel molecules for drug development and materials applications. Defendants Michael Lynton, Jeffrey Chodakewitz, Richard A. Friesner, Gary Ginsberg, Rosana Kapeller-Libermann, Arun Oberoi, Gary Sender, Nancy Thornberry, and Ramy Farid (collectively, the “Individual Defendants,” and together with nominal defendant Schrödinger, “Defendants”) comprised the members of the Board of Directors of Schrödinger at the time of the filing of the Complaint. Plaintiff, nominal defendant Schrödinger, and the Individual Defendants are collectively referred to herein as the “Settling Parties.”

On September 24, 2024, Plaintiff commenced this derivative action captioned Abzhanov v. Lynton et al., Index No. 655000/2024 (N.Y. Sup.) in the Supreme Court for the State of New York, New York County, by filing a Verified Shareholder Derivative Complaint (the “Complaint”). The Complaint includes claims for breach of fiduciary duty and unjust enrichment against the Individual Defendants based upon allegations that, in 2023, the Board approved and awarded excessive and improper compensation to themselves as non-employee directors of Schrödinger, including as compared to the compensation paid to directors of peer companies during the same years. Defendants have denied, and continue to deny, the allegations in the Complaint, including that they awarded excessive or improper compensation to non-employee directors of Schrödinger.

Following the commencement of the Action, counsel for the parties agreed to extend Defendants’ deadline for responding to the Complaint while the Settling Parties discussed a potential resolution of the Action. After multiple rounds of arm’s length negotiations between the Settling Parties, the Settling Parties reached an agreement in principle, subject to Plaintiff’s receipt of confirmatory discovery, providing for the settlement of Plaintiff’s claims upon the terms and subject to the conditions set forth in the Stipulation.

Pursuant to the Settlement, Schrödinger will adopt a series of corporate governance reforms that the Parties agree confer substantial benefits on Schrödinger and its stockholders (the “Reforms”). The Reforms require the Company to, inter alia, adopt a new director compensation policy that places meaningful limits on the Board’s ability to award non-employee director compensation and enhances the Company’s annual disclosures regarding director compensation.

Following receipt and review of the Confirmatory Discovery, Plaintiff and Plaintiff’s Counsel confirmed that in their view the settlement agreement in principle as negotiated was fair and adequate to the Company and its stockholders, and that it was appropriate and reasonable to pursue Court approval of the Settlement based on the terms and subject to the conditions set forth in the Stipulation.

THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF PLAINTIFF’S CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW OR THAT RECOVERY COULD BE HAD IF THE ACTION WAS NOT SETTLED.

III.WHAT ARE THE TERMS OF THE SETTLEMENT?

    Within ten (10) business days of the Effective Date, the Board agrees to adopt the corporate governance reforms and enhancements (“Reforms”) reflected in Exhibit D to the Stipulation, which shall be maintained for a period of at least four (4) years from adoption. The Settling Parties agree that the Reforms confer substantial benefits on the Company and its shareholders. As part of the Reforms, the Company shall adopt a new director compensation policy (“Policy”) that provides, among other things, that:

a.The Board or the Compensation Committee of the Board (the “Compensation Committee”) shall retain an independent compensation consultant (the “Compensation Consultant”) on an annual basis to conduct an analysis of Non-Employee Director compensation at peer companies and annually review the Company’s peer group for purposes of assessing Non-Employee Director compensation (the “Peer Group”). The Compensation Consultant will make recommendations to the Board or Compensation Committee concerning adjustments to the Peer Group and the levels of compensation paid to the Company’s Non-Employee Directors.
b.The Compensation Consultant shall assess the Peer Group annually and only recommend adding companies as peers which: (a) are operating in the same industries as the Company (by reference to GICS codes or similar reasonable identities); and (b) are similar in size to the Company based on market capitalization, revenues, or employees, as determined based on the advice of the Compensation Consultant and recognizing that similarity in size and industry may include a range in order to accurately capture the market for directors.
c.The constituents of the Peer Group shall have market capitalizations between .33 and 3 times the market capitalization of the Company as of the date of selection.
d.If the Compensation Consultant recommends removal of a company from the Peer Group for any reason, that company shall be excluded from the Peer Group at such time the Peer Group is approved for that year.
e.If a potential peer company has been acquired or it has ceased being traded on the public market, it shall be excluded from the Peer Group.
f.Awards to Non-Employee Directors (as defined in Exhibit D) shall be calculated at the time of the grant and granted in terms of a designated Value (as defined in Exhibit D) and not a fixed number of shares.
g.Each Initial Award shall not exceed the 60th percentile of the Company’s Peer Group for the year in which the compensation is approved and determined at the time the Board approves annual Non-Employee Director compensation.
h.Each Annual Award shall not exceed the 60th percentile of the Company’s Peer Group for the year in which the compensation is approved and determined at the time the Board approves annual Non-Employee Director compensation.
i.Each element of the cash compensation paid to the Non-Employee Directors for service as a director shall each not exceed the 60th percentile of the Company’s Peer Group with respect to such element for the year in which the compensation is approved and determined at the time the Board approves annual Non-Employee Director compensation.
Additionally, as part of the Reforms, the Company shall now disclose in its annual proxy statements:

a.a detailed description of the Non-Employee Director Compensation Policy, including that each component of compensation for service as a director will not exceed the 60th percentile of peer group compensation for such component.

b.an affirmative statement that the Board targets setting each component of compensation for service as a director at no more than the 60th percentile of peer group compensation for such component.

c.the constituents of the Company’s peer group and the categories of metrics and other factors used to identify the companies in the peer group.

d.a detailed description of the methodology for determining and approving the Company’s peer group, including in relation to market capitalization.

e.if a compensation consultant was retained, the identity of the compensation consultant, any compensation paid to the compensation consultant for director compensation-related service and whether any compensation consultant recommendation for such director compensation-related service was considered by the Board when it set compensation for service as a director.

IV.CORPORATE BENEFIT ONLY

Because the Action was brought for the benefit of Schrödinger, any monetary benefit or recovery in the litigation (whether from this or any settlement or through a judgment in favor of the Plaintiff) would go to Schrödinger. Schrödinger stockholders will not receive any direct payment as a result of the Stipulation and will not need to fill out any kind of claims form as a result of the Settlement.

V.COURT APPROVAL

The Stipulation and Settlement is contingent on receiving approval from the Court.

VI.WHAT CLAIMS WILL THE SETTLEMENT RELEASE

Upon the Effective Date, the Releasing Persons shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice the Released Claims (including Unknown Claims) against the Individual Defendants and each of the Released Persons; provided, however, that such release shall not affect any rights of any Settling Party to enforce the terms of this Stipulation.

Upon the Effective Date, the Released Persons and Schrödinger shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action against Plaintiff and Plaintiff's Counsel; provided, however, that such release shall not affect any rights of any Settling Party to enforce the terms of this Stipulation.

“Released Claims” means and includes any and all manner of claims, causes of action, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, penalties, or sanctions of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (as defined herein), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that have been or could have been asserted by Plaintiff, or any other Schrödinger stockholder or any other Person acting or purporting to act on behalf of Schrödinger against the Released Persons in the Action or in any other court, tribunal, or proceeding arising out of, based upon, or relating in any way to the allegations, actions, transactions, occurrences, statements, omissions, disclosures, facts, practices, events, or claims alleged or referred to in the Complaint, including without limitation, (i) any compensation paid by Schrödinger to its non-employee directors from January 1, 2023 through the Effective Date; (ii) any non-employee director compensation plan, policies or guidelines in effect at Schrödinger from January 1, 2023 though the Effective Date; (iii) any decision of the Company’s officers or directors related to the foregoing; and (iv) any disclosure or nondisclosure by the Company related to the foregoing; provided, however, that it is understood that “Released Claims” and any release provided by this Settlement shall not include: (a) any claims to enforce the Settlement, and (b) any claims by Defendants or any insured to enforce their rights under any contract or insurance policy.

“Released Persons” shall mean each of Individual Defendants and Schrödinger and their parents, subsidiaries, affiliates, predecessors, successors, and controlling persons, and each of their respective past or present officers, directors, employees, stockholders, family members, spouses, heirs, trusts, trustees, executors, beneficiaries, agents, representatives, partners, members, advisors, consultants, representatives, accountants, attorneys, insurers, and associates.

“Releasing Persons” means Plaintiff (both individually and derivatively on behalf of Schrödinger), any other Schrödinger stockholder acting or purporting to act on behalf of Schrödinger, and Schrödinger. “Releasing Person” means, individually, any of the Releasing Persons.

“Unknown Claims” means any Released Claim(s) which Plaintiff or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Claims, including without limitation those which, if known, might have affected the decision to enter into the Settlement. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly and all Releasing Persons shall be deemed to have waived the provisions, rights, and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

VII.WHAT ARE THE REASONS FOR SETTLING THE ACTION?

Plaintiff’s entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiff and Plaintiff’s Counsel also recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against Defendants through trial and through possible appeals. Plaintiff’s Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel also are mindful of the inherent problems of proof and possible defenses to the claims alleged in such actions.

Based upon Plaintiff’s Counsel thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff and Plaintiff’s counsel have determined that in their view the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and in the best interests of Schrödinger and its stockholders and have agreed to settle the Action on the terms and subject to the conditions set forth herein.

The Defendants have denied, and continue to deny, the allegations in the Complaint, including that they have committed any breach of fiduciary duty or any other duty owed to Schrödinger or its stockholders, that they were unjustly enriched as a result of any breach of fiduciary duty or any other act, omission or conduct, or that they committed any violations of law or wrongdoing whatsoever or that Schrödinger or Schrödinger’s stockholders suffered any damage or harm as a result of any act, omission or conduct alleged in the Action or otherwise. The Defendants have further asserted, and continue to assert, that at all relevant times, they have acted in good faith and in a manner that they believed to be in the best interests of Schrödinger and its stockholders, and that they are entering into the Stipulation and the Settlement solely to eliminate the uncertainty, distraction, disruption, burden, expense, and risk inherent in further litigation.

VIII.HOW WILL THE ATTORNEYS GET PAID?

The Settling Parties did not discuss the appropriateness or amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel until after reaching agreement on the terms of the Settlement, and the Settling Parties understood at all times that the Settlement was not contingent upon agreement or payment of any attorneys’ fees and expenses to Plaintiff’s Counsel. After agreeing to the terms of the Settlement and the completion of Confirmatory Discovery, Plaintiff’s Counsel and Schrödinger separately began negotiating the amount of the award of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel.

Defendants acknowledge that Plaintiff’s Counsel are entitled to apply for a fee award. In recognition of the terms of the Settlement and the prosecution and settlement of the Action, and subject to Court approval, Schrödinger and/or its insurance carriers have agreed to pay an award of attorneys’ fees and expenses to Plaintiff’s Counsel not to exceed $390,000 (the “Fee and Expense Amount”). The Fee and Expense Amount will be paid by the Defendants and/or their insurers. The Fee and Expense Amount includes the fees and expenses incurred by Plaintiff’s Counsel in connection with the prosecution and settlement of the Action. Plaintiff’s Counsel will not seek fees or expenses from the Court in excess of the agreed-to amount and Plaintiffs’ Counsel will not make an application for attorneys’ fees or expenses in any other jurisdiction. Except as otherwise provided herein, each of the Parties shall bear his, her, or its own fees and costs.

IX.WHEN WILL THE SETTLEMENT HEARING TAKE PLACE?

The Court has scheduled a Settlement Hearing to be held on June 18, 2025 at 2:30 p.m., in the Supreme Court for the State of New York, New York County Courthouse, 60 Centre St., New York, New York 10007.

At the Settlement Hearing, the Court will consider (a) whether the Settlement, on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate and in the best interests of Schrödinger and its current stockholders, and thus should be finally approved, (b) whether the fees and expenses sought by Plaintiff’s Counsel should be approved, and (c) whether the Action should be dismissed with prejudice by entry of the Judgment pursuant to the Stipulation. The Court will also hear and determine objections, if any, to the Settlement, the Fee and Expense Award sought by Plaintiff’s Counsel, and rule on such other matters as the Court may deem appropriate.

The Court may adjourn the Settlement Hearing from time to time without further notice to anyone other than the Settling Parties and any Objectors (as defined below). The Court reserves the right to approve the Stipulation at or after the Settlement Hearing with such modifications as may be consented to by the Settling Parties to the Stipulation and without further notice.

X.DO I HAVE A RIGHT TO APPEAR AND OBJECT?

Any record or beneficial stockholder of Schrödinger who objects to the Settlement, the proposed Judgment to be entered, the Fee and Expense Award, or who otherwise wishes to be heard (an “Objector”), may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon, unless he, she, or it has, no later than ten (10) calendar days before the Settlement Hearing (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), filed with the Clerk of the Supreme Court for the State of New York, New York County, and served (electronically, by hand, or by overnight mail) on

Plaintiff’s Counsel and Defendants’ Counsel, at the addresses below, the following: (i) proof of current ownership of Schrödinger stock; (ii) a written notice of the Objector’s intention to appear, including identifying, if represented, the Objector’s counsel; (iii) a detailed statement of the objections to any matter before the Court; and (iv) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, as well as all documents or writings which the Objector desires the Court to consider. In addition to the aforementioned Court address, the addresses to which such information should be sent (electronically, by hand, or by overnight mail) are as follows:

KUEHN LAW PLLC
Justin A. Kuehn
53 Hill Street, Suite 605
Southampton, NY 11968
Telephone: (833) 672-0814
justin@kuehn.law

RIGRODSKY LAW, P.A.
Seth D. Rigrodsky
Timothy J. MacFall
Vincent A. Licata
825 East Gate Boulevard, Suite 300
Garden City, New York 11530
(516) 683-3516
sdr@rl-legal.com
tjm@rl-legal.com
vl@rl-legal.com

Counsel for Plaintiff

WILMER CUTLER PICKERING HALE
AND DORR LLP
Timothy J. Perla
60 State Street
Boston, MA 02109
(617) 526-6696
timothy.perla@wilmerhale.com

Jeremy T. Adler
7 World Trade Center
250 Greenwich Street
New York, NY 10007
(212) 295-6417
jeremy.adler@wilmerhale.com

Counsel for Defendants

Any person or entity who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in the Action or any other action or proceeding or otherwise contesting the Stipulation or the Fee and Expense Amount, and will otherwise be bound by the Judgment to be entered and the releases to be given. You are not required to appear in person at the Settlement Hearing in order to have your timely and properly filed objection considered.

XI.HOW DO I GET ADDITIONAL INFORMATION ABOUT THE SETTLEMENT?

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation. For additional information about the claims asserted in the Action and the terms of the Settlement, please refer to the documents filed with the Court and the Stipulation available on the Investor Relations page of the Company’s website. You may examine the Court files during regular business hours of each business day at the office of the Clerk for the Supreme Court for the State of New York, New York County Courthouse, 60 Centre St., New York, New York 10007. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you.

For more information concerning the Settlement, you may also call or write to: Kuehn Law PLLC, c/o Justin A. Kuehn, 53 Hill Street, Suite 605, Southampton, NY 11968, Telephone: (833) 672-0814

PLEASE DO NOT WRITE OR CALL THE COURT OR THE OFFICE OF THE CLERK FOR THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY REGARDING THIS NOTICE.